EXHIBIT 23




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use in this Registration Statement of Nanoscience Technologies, Inc. on Form SB-2 of our audit report, dated January 10, 2005 of Nanoscience Technologies, Inc. which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the captions "Experts" in the Prospectus.


/s/ HJ & Associates, LLC
Salt Lake City, Utah
July 27, 2005